EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VA Software Corporation
Fremont, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110841) and Form S-8 (Nos. 333-92409; 333-92391;
333-38768;  333-38766;   333-38874;   333-59096;   333-71944;   333-101965;  and
333-116778) of VA Software Corporation of our reports dated October 31, 2005, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of VA Software Corporation's internal control over financial reporting, which appears to this Annual Report on Form 10-K.


/s/ BDO Seidman, LLP

San Jose, California
October 31, 2005




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